Exhibit 99.1

Ocular Therapeutix, Inc. Announces Public Offering of Common Stock

BEDFORD, Mass. – January 23, 2017 – Ocular Therapeutix, Inc. (NASDAQ: OCUL) announced today that it has commenced a registered underwritten public offering of $25 million of shares of its common stock pursuant to a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). All of the shares in the offering are to be sold by the Company.

Cantor Fitzgerald & Co. is acting as the sole bookrunner for the offering.

Before investing in the offering, interested parties may read the prospectus supplement and the accompanying prospectus for the offering and the other documents the Company has filed with the SEC, which are incorporated by reference in the prospectus supplement and the accompanying prospectus for the offering and provide more complete information about the Company and the offering. An electronic copy of the preliminary prospectus supplement and the accompanying prospectus for the offering will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement and the final prospectus supplement, when available, and the accompanying prospectus relating to this offering may be obtained by contacting Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 5th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the registration statement.

About Ocular Therapeutix

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary hydrogel platform technology. Ocular Therapeutix has resubmitted a new drug application (NDA) for post-surgical pain for its lead product candidate, DEXTENZA, which has completed Phase 3 clinical development for post-surgical ocular inflammation and pain. Subject to the approval of the NDA for post-surgical ocular pain, Ocular Therapeutix intends to submit a supplemental NDA for DEXTENZA to broaden its label to include an indication for post-surgical inflammation. DEXTENZA is also in Phase 3 clinical development for allergic conjunctivitis. OTX-TP is in Phase 3 clinical development for glaucoma and ocular hypertension. Ocular Therapeutix is also evaluating injectable drug delivery depots for back-of-the-eye diseases. Ocular Therapeutix’s first product, ReSure® Sealant, is FDA-approved to seal corneal incisions following cataract surgery.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company including the development and regulatory status of the Company’s product candidates, such as the Company’s expectations and plans regarding regulatory submissions for and the timing and conduct of clinical trials of DEXTENZA for the treatment of post-surgical ocular inflammation and pain, including the Company’s expectations regarding the NDA filed with the FDA and the resubmission of the NDA, DEXTENZA for the treatment of allergic conjunctivitis and OTX-TP for the treatment of glaucoma and ocular hypertension, the ongoing development of the Company’s injectable drug delivery depots for back-of-the-eye diseases, the potential utility of any of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the Company’s expectations related to the offering discussed in this press release and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the timing and costs involved in commercializing ReSure® Sealant or any product candidate that receives regulatory approval, the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the sufficiency of cash resources and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s current quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contact:

Investors

Ocular Therapeutix, Inc.

Brad Smith

Chief Financial Officer

bsmith@ocutx.com

or

Burns McClellan on behalf of Ocular Therapeutix

Steve Klass, 212-213-0006

sklass@burnsmc.com

Media

Medical Dynamics

Cynthia Sutherland, 646-599-8635

Media Group Director

csutherland@rxmedyn.com

or

Ocular Therapeutix, Inc.

Scott Corning

Vice President of Marketing & Commercial Operations

scorning@ocutx.com

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